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                                                                    Exhibit 99.1

       In connection with the annual report on Form 10-K of StorageNetworks, Inc. (the "Company") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                 By:    /s/ Paul C. Flanagan
                                                     ---------------------------
                                                          Paul C. Flanagan
                                                       Chief Executive Officer

Dated: March 28, 2003


                                                 By:    /s/ Scott J. Dussault
                                                     ---------------------------
                                                          Scott J. Dussault
                                                       Chief Financial Officer

Dated: March 28, 2003